SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________
                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  APRIL 1, 2004

                              EMERITUS CORPORATION
               (Exact name of registrant as specified in charter)

              WASHINGTON                  1-14012               91-1605464
    (State or other jurisdiction  (Commission File Number)     (IRA Employer
        Of incorporation)                                    Identification No.)

                              Raymond R. Brandstrom
        Vice President of Finance, Chief Financial Officer, and Secretary
                              Emeritus Corporation
                         3131 Elliott Avenue, Suite 500
                            Seattle, Washington 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 298-2909
              (Registrant's telephone number, including area code)

ITEM  2.      ACQUISITION  OR  DISPOSITION  OF  ASSETS
This Form 8-K/A amends the interim report on Form 8-K dated April 1, 2004 (filed April 12, 2004), to include Item 7 (a) Financial Statements, and Item 7 (b) Pro Forma Financial Information.

ITEM  7.      FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  business acquired

The combined balance sheets of the CPM Properties, 12 assisted living facilities acquired or to be acquired by Emeritus Corporation, as of December 31, 2003 and 2002, and the combined statements of operations, cash flows, and changes in owners' equity (deficit) for each of the years in the three-year period ended December 31, 2003, and notes thereto and report of Independent Registered Public Accounting Firm relating to such financial statements.

The combined balance sheets of the JEA Properties, 9 assisted living facilities acquired or to be acquired by Emeritus Corporation, as of December 31, 2003 and 2002, and the combined statements of operations, cash flows, and changes in owners' deficit for each of the years in the three-year period ended December 31, 2003, and notes thereto and report of Independent Registered Public
Accounting  Firm  relating  to  such  financial  statements.

(b)     Unaudited  Pro  Forma  Financial  Information:

i. Emeritus Corporation Pro Forma Consolidated Balance Sheet as of December 31, 2003;
ii. Emeritus Corporation Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003.
iii. Notes  to  the  Pro  Forma  Consolidated  Financial  Statements;

(c)     Exhibits:

23.1     Consent  of  Independent  Registered  Public  Accounting  Firm

ITEM  7A
                          INDEX TO FINANCIAL STATEMENTS
                                 CPM PROPERTIES

                                                                                          Page
Report of Independent Registered Public Accounting Firm. . . . . . . . . . . . . . . . .     1
Financial Statements:
Combined Balance Sheets at December 31, 2003 and 2002. . . . . . . . . . . . . . . . . .     2
Combined Statements of Operations for the years ended December 31, 2003, 2002, and 2001.     3
Combined Statements of Changes in Owners' Equity (Deficit)
   for the years ended December 31, 2003, 2002, and 2001. . . . . . . . . . . . . . . . .    4
Combined Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001.     5
Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .     6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The  Board  of  Directors
Emeritus  Corporation

We have audited the combined balance sheets of the CPM Properties as of December 31, 2003 and 2002, and the related combined statements of operations, changes in owners' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the CPM Properties as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/KPMG  LLP

Seattle,  Washington
June  11,  2004

                                 CPM PROPERTIES
                             COMBINED BALANCE SHEETS
                                 (In thousands)
                                     ASSETS

                                                     December 31,
                                                  -----------------
                                                    2003     2002
                                                  --------  -------
Current Assets:
 Cash and cash equivalents . . . . . . . . . . .  $ 1,175   $ 1,441
 Trade accounts receivable, net. . . . . . . . .      352       328
 Other receivables . . . . . . . . . . . . . . .       33        23
 Prepaid expenses and other current assets . . .    1,185       127
                                                  --------  -------
 Total current assets. . . . . . . . . . . . . .    2,745     1,919
Property and equipment, net. . . . . . . . . . .   80,492    82,964
Other assets, net. . . . . . . . . . . . . . . .    1,748     1,531
                                                  --------  -------
 Total assets. . . . . . . . . . . . . . . . . .  $84,985   $86,414
                                                  ========  =======

                    LIABILITIES AND OWNERS' EQUITY (DEFICIT)

Current Liabilities:
 Current portion of long-term debt . . . . . . .  $14,763   $ 2,171
 Trade accounts payable. . . . . . . . . . . . .      607       678
 Accrued employee compensation and benefits. . .      594       538
 Accrued interest. . . . . . . . . . . . . . . .      480       399
 Accrued real estate taxes . . . . . . . . . . .      507       490
 Other accrued expenses. . . . . . . . . . . . .      289       327
 Other current liabilities . . . . . . . . . . .    2,187     1,553
                                                  --------  -------
 Total current liabilities . . . . . . . . . . .   19,427     6,156
                                                  --------  -------
Long-term debt, less current portion . . . . . .   69,749    76,948
Other long-term liabilities. . . . . . . . . . .        3        12
                                                  --------  -------
 Total liabilities . . . . . . . . . . . . . . .   89,179    83,116
Commitments and contingencies
Owners' equity (deficit). . . . . . . . . . . .    (4,194)    3,298
                                                  --------  -------
 Total liabilities and owners' equity (deficit)   $84,985   $86,414
                                                  ========  =======

      See accompanying notes to combined financial statements.



                                  CPM PROPERTIES
                        COMBINED STATEMENTS OF OPERATIONS
                                  (In thousands)

                                       Year Ended December 31,
                                     ----------------------------
                                       2003      2002      2001
                                     --------  --------  --------
Revenues:
  Community revenue . . . . . . . .  $34,180   $29,332   $21,124
  Other service fees. . . . . . . .      592       724       188
                                     --------  --------  --------
          Total operating revenues.   34,772    30,056    21,312
                                     --------  --------  --------


  Community operations. . . . . . .   20,211    18,958    13,819
  Management fees . . . . . . . . .    2,149     1,924     1,375
  Depreciation and amortization . .    2,785     2,090     1,661
  Facility lease expense. . . . . .        -     1,755     2,418
                                     --------  --------  --------
          Total operating expenses.   25,145    24,727    19,273
                                     --------  --------  --------
          Income from operations. .    9,627     5,329     2,039

Other income (expense):
  Interest income . . . . . . . . .        6         2         6
  Interest expense. . . . . . . . .   (5,940)   (3,893)   (3,028)
  Other, net. . . . . . . . . . . .     (686)     (225)      (59)
                                     --------  --------  --------
          Net other expense . . . .   (6,620)   (4,116)   (3,081)
                                     --------  --------  --------
          Net income (loss) . . . .  $ 3,007   $ 1,213   $(1,042)
                                     ========  ========  ========

      See accompanying notes to combined financial statements.


                                 CPM PROPERTIES
             COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY (DEFICIT)
                  Years Ended December 31, 2003, 2002, and 2001
                                  (In thousands)


Balance, December 31, 2000  $   (424)
   Contributions . . . . .     4,607
   Distributions . . . . .    (1,816)
   Net loss. . . . . . . .    (1,042)
                            ---------
Balance, December 31, 2001     1,325
   Contributions . . . . .    14,144
   Distributions . . . . .   (13,384)
   Net income. . . . . . .     1,213
                            ---------
Balance, December 31, 2002     3,298
   Contributions . . . . .       609
   Distributions . . . . .   (11,108)
   Net income. . . . . . .     3,007
                            ---------
Balance, December 31, 2003  $ (4,194)
                            =========


See accompanying notes to combined financial statements.


                                         CPM PROPERTIES
                                COMBINED STATEMENTS OF CASH FLOWS
                                         (In thousands)
                                                                    Year Ended December 31,
                                                               -------------------------------
                                                                   2003       2002       2001
                                                                 ---------  ---------  ---------
Cash flows from operating activities:
    Net income (loss) . . . . . . . . . . . . . . . . . . . . .  $  3,007   $  1,213   $ (1,042)
Adjustment to reconcile net income (loss) to
          net cash provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . .     2,785      2,090      1,661
    Write down of loan fees and amortization. . . . . . . . . .       999        329        133
    Provision for doubtful accounts . . . . . . . . . . . . . .       (11)         9         10
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . .         -          -         (5)
Changes in operating assets and liabilities:
    Trade accounts receivable . . . . . . . . . . . . . . . . .       (13)       (91)       (75)
    Other receivables . . . . . . . . . . . . . . . . . . . . .       (10)       (20)       (12)
    Prepaid expenses and other current assets . . . . . . . . .    (1,330)      (227)       103
    Trade accounts payable. . . . . . . . . . . . . . . . . . .       (71)       595     (1,203)
    Accrued employee compensation and benefits. . . . . . . . .        56        203        137
    Accrued interest. . . . . . . . . . . . . . . . . . . . . .        80        196         (3)
    Accrued real estate taxes . . . . . . . . . . . . . . . . .        17         39        123
    Other accrued expenses. . . . . . . . . . . . . . . . . . .       (53)      (510)       195
    Other current liabilities . . . . . . . . . . . . . . . . .       634        928        308
    Security deposits and other long-term liabilities . . . . .       (11)         6        (13)
                                                                 ---------  ---------  ---------
          Net cash provided by operating activities . . . . . .     6,079      4,760        317
                                                                 ---------  ---------  ---------

Cash flows from investing activities:
  Acquisition of property and equipment . . . . . . . . . . . .      (292)   (32,251)   (13,799)
  Construction expenditures - leased properties . . . . . . . .        (7)        19        (26)
  Management and lease acquisition costs. . . . . . . . . . . .         -        (53)         -
                                                                 ---------  ---------  ---------
          Net cash used in investing activities . . . . . . . .      (299)   (32,285)   (13,825)
                                                                 ---------  ---------  ---------

Cash flows from financing activities:
  Increase in restricted cash . . . . . . . . . . . . . . . . .      (201)      (100)      (108)
  Debt issue and other financing costs. . . . . . . . . . . . .      (740)    (1,258)      (252)
  Proceeds from long-term borrowings. . . . . . . . . . . . . .    36,292     54,364     12,004
  Repayment of long-term borrowings . . . . . . . . . . . . . .   (30,898)   (25,322)      (712)
  Contributions (distributions) to owners, net. . . . . . . . .   (10,499)       760      2,791
                                                                 ---------  ---------  ---------
          Net cash provided by (used in) financing activities .    (6,046)    28,444     13,723
                                                                 ---------  ---------  ---------
          Net increase (decrease) in cash and cash equivalents.      (266)       919        215
Cash and cash equivalents at the beginning of the year . . .        1,441        522        307
                                                                 ---------  ---------  ---------
Cash and cash equivalents at the end of the year. . . . . . .    $  1,175   $  1,441   $    522
                                                                 =========  =========  =========

                See accompanying notes to combined financial statements.

                                 CPM PROPERTIES
                     Notes to Combined Financial Statements
                        December 31, 2003, 2002, and 2001

(1)     DESCRIPTION  OF  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description  of  Business

The Combined financial statements consist of 12 assisted living properties owned by limited liability companies and limited partnerships under common control. The communities are included in the operations of Columbia Pacific Management beginning as of the dates below and were developed or acquired as indicated. For purposes of the combined financial statements, the communities are referred to as the "CPM Properties":

                                             CPM
                                         Operations  Developed or
          Community           Location    Commenced  Acquired
 --------------------------  -----------  ---------  ---------
 California
 Loyalton of Folsom. . . . .  Folsom       Jan-02     Acquired

 Florida
 The Lakes . . . . . . . . .  Ft. Myers    Jun-00     Acquired

 Illinois
 Loyalton of Rockford. . . .  Rockford     Jun-00     Developed
 Manor at Essington  * . . .  Joliet       Sep-98     Developed

 Massachusetts
 Canterbury Woods. . . . . .  Attleboro    Jun-00     Acquired

 Mississippi
 Silverleaf Manor. . . . . .  Meridian     Jul-98     Developed

 Missouri
 Autumn Ridge. . . . . . . .  Herculaneum  Jun-97     Acquired

 New Jersey
 Loyalton of Cape May  * . .  Cape May     May-01     Developed

 North Carolina
 The Pines of Goldsboro. . .  Goldsboro    Sep-98     Developed

 Texas
 Beckett Meadows . . . . . .  Austin       Oct-03     Acquired

 Washington
 Richland Gardens  * . . . .  Richland     May-98     Developed

 West Virginia
 Charleston Gardens. . . . .  Charleston   Aug-03     Developed

 Total Operating Communities      12

* The acquisition by Emeritus Corporation is expected to close in the third quarter of 2004

                                 CPM PROPERTIES
               Notes to Combined Financial Statements-(continued)
                        December 31, 2003, 2002, and 2001

Basis  of  Presentation  and  Principles  of  Combination

The combined financial statements include the accounts of the CPM Properties. All significant inter-company balances and transactions are eliminated in combination. The combined financial statements are presented as if the CPM Properties had operated as an independent stand-alone entity. In addition, costs related to liabilities for general liability and casualty insurance and workers' compensation have been charged to the CPM Properties based on agreements in effect between Emeritus Corporation and the CPM Properties based on an allocation of actual costs.

Use  of  Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition

Operating revenue consists of resident fee revenue and other service fee revenue. Resident units are rented on a month-to-month basis and rent is recognized in the month the unit is occupied. Service fees paid by residents for assisted living and other related services are recognized in the period services are rendered.

Nonrefundable move-in fees are deferred and recognized over the average period of occupancy, approximately 16 months. The CPM Properties have not deferred any of the costs related to move-ins.

Property  and  Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements, 25 to 40 years; furniture, equipment and vehicles, five to seven years; leasehold improvements, over the lease term.

The CPM Properties account for impairment of long-lived assets, which include property and equipment, in accordance with the provisions of Statement of Financial Accounting Standard No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed whenever a change in condition occurs which indicates that the carrying amount of assets may not be recoverable. Such changes include changes in the CPM Properties' business strategies and plans and deteriorating operating performance of individual communities. The CPM Properties use a variety of factors to assess the impairment of assets depending on their nature and use. Such assessments are primarily based upon the sum of expected future undiscounted net cash flows over the expected period the asset will be utilized, as well as market values and conditions. The computation of expected future undiscounted net cash flows can be complex and involves a number of subjective assumptions. Any changes in these factors or assumptions could impact the assessment of an asset and result in an impairment charge equal to the amount by which its carrying value exceeds its actual or estimated fair value.

Loan  Fees

Loan fees, which are included in other assets, are capitalized when incurred and amortized over the life of the loan using the effective yield method.

Community  Operations

Community operations expenses represent direct costs incurred to operate the communities and include costs such as resident activities, marketing, housekeeping, food service, payroll and benefits, facility maintenance, utilities, taxes, and licenses.

                                 CPM PROPERTIES
               Notes to Combined Financial Statements-(continued)
                        December 31, 2003, 2002, and 2001

Income  Taxes

No provision for federal income taxes is included in the combined financial statements since such taxes, if any, are payable or recoverable by the owners.


(2)     PROPERTY  AND  EQUIPMENT

Property  and  equipment consist of the following at December 31 (In thousands):



                                                  2003     2002
                                                 -------  -------
 Land and improvements. . . . . . . . . . . . .  $ 8,921  $ 8,800
 Building and improvements. . . . . . . . . . .   74,876   74,800
 Furniture, equipment, and vehicles . . . . . .    5,570    5,406
 Construction in progress . . . . . . . . . . .       13       77
                                                 -------  -------
                                                  89,380   89,083
 Less accumulated depreciation and amortization    8,888    6,119
                                                 -------  -------
                                                 $80,492  $82,964
                                                 =======  =======


(3)     LONG-TERM  DEBT

Long-term  debt  consists  of  the  following  at  December  31, (In thousands):

                                                                                                               2003     2002
                                                                                                             --------  -------
Note payable matures on June 30, 2005, with the interest rate being the greater of 6.5% or LIBOR +
4.65%.  Commencing on August 1, 2002, and continuing through the initial amortization period (August 2002 -
July 2003) combined monthly principal payments of $30.  Additional amortization payments in the amount
of fifty percent of combined adjusted cash flow are due quarterly.. . . . . . . . . . . . . . . . . . . . .         -  $ 6,174

Note payable matures on July 9, 2005, with the interest rate being Libor +4.65%; 6.5% Floor. Principal and
interest payments are paid monthly based on a 25 year amortization period.. . . . . . . . . . . . . . . . .  $  5,900        -

Note payable matures on June 30, 2005, with the interest rate being the greater of 6.5% or LIBOR +
4.65%.  Commencing on August 1, 2002, and continuing through the initial amortization period (August 2002 -
July 2003) combined monthly principal payments of $30.  Additional amortization payments in the amount
of fifty percent of combined adjusted cash flow are due quarterly.. . . . . . . . . . . . . . . . . . . . .         -    4,116

Note payable matures on July 9, 2005, with the interest rate being Libor +4.65%; 6.5% Floor. Principal
and interest payments are paid monthly based on a 25 year amortization period.. . . . . . . . . . . . . . .     3,934        -

Note payable matures on May 17, 2004, with the interest rate being 6.75%.  Interest payable monthly.
Principal payments of $125 a quarter through March 31, 2003, remaining principal balance due
at maturity.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6,124    6,374

Note payable matures September 30, 2005, with the interest rate being the greater of 6.5% or LIBOR +
4.85% and monthly principal payments of $50, plus interest. . . . . . . . . . . . . . . . . . . . . . . . .         -   14,340

                                        8

                                 CPM PROPERTIES
               Notes to Combined Financial Statements-(continued)
                        December 31, 2003, 2002, and 2001
                                                                                                               2003     2002
                                                                                                             --------  -------
Note payable matures on October 27, 2013, with the interest rate being 6.78% (US Treasury Rate +2.55%).
Principal and interest payments are paid monthly based on a 25 year amortization period.. . . . . . . . . .    17,076        -

Note payable matures September 30, 2005, with the interest rate being the greater of 6.5% or LIBOR +
 4.85% and monthly principal payments of $50, plus interest.. . . . . . . . . . . . . . . . . . . . . . . .         -    9,560

Note payable matures on October 27, 2013, with the interest rate being 6.78% (US Treasury Rate +2.55%).
Principal and interest payments are paid monthly based on a 25 year amortization period.. . . . . . . . . .    11,384        -

Note payable matures on June 30, 2005, with the interest being 8%.  Principal and interest payments are paid monthly based on a 25 year amortization period.  Additional principal payments due quarterly
($150).                                                                                                         4,658    5,480

Note payable matures on January 1, 2013, with the interest being 6.29%.  Principal and interest payments
are paid monthly based on a 20 year amortization period . . . . . . . . . . . . . . . . . . . . . . . . . .     7,797    7,980

Note payable matures April 30, 2005, with the interest being greater of 7.0% or LIBOR + 4.4%.  Monthly
principal payments of $10, plus interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -    4,689

Note payable matures October 28, 2010, with the interest being 6.23%.  Principal and interest payments
are paid monthly based on a 25 year amortization period.. . . . . . . . . . . . . . . . . . . . . . . . . .     7,739        -

Note payable matures on October 15, 2004, with an interest rate of Libor + 2.35% or Prime.  Principal
payments of $18,926 and interest paid monthly.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,912    5,140

Note payable matures on July 1, 2004, with an interest rate being 6.5%.  Principal and interest payments
are paid monthly based on a 25 year amortization period.. . . . . . . . . . . . . . . . . . . . . . . . . .     1,929    1,967

Note payable matures on May 1, 2010, with an interest rate being 8.65%.  Principal and interest payments
are paid monthly based on a 25 year amortization period.. . . . . . . . . . . . . . . . . . . . . . . . . .     6,440    6,491

Note payable matures on February 1, 2012, with an interest rate being 7.24%.  Principal and interest
payments are paid monthly based on a 25 year amortization period. . . . . . . . . . . . . . . . . . . . . .     6,503    6,670

Other loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       116      138
                                                                                                             --------  -------
                                                                                                               84,512   79,119
Less current portion of long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,763    2,171
                                                                                                             --------  -------
Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 69,749  $76,948
                                                                                                             ========  =======

Long-term debt primarily consists of mortgages on 12 facilities which are secured by the facilities and guaranteed by Mr. Baty, CEO of Emeritus
Corporation. In 2003, the CPM Properties refinanced certain notes payable resulting in write-off of unamortized loan fees totaling approximately $487,000.

                                 CPM PROPERTIES
               Notes to Combined Financial Statements-(continued)
                        December 31, 2003, 2002, and 2001

Principal maturities of long-term debt at December 31, 2003, are as follows (In thousands):


2004 . . .  $14,763
2005 . . .   14,915
2006 . . .    1,178
2007 . . .    1,261
2008 . . .    1,347
Thereafter   51,048
            -------
Total. . .  $84,512
            =======


(4)      COMMITMENTS  AND  CONTINGENCIES

The CPM Properties are involved in legal proceedings, claims, and litigation arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material effect on the CPM Properties' combined results of operation, financial position, or cash flows.

(5)     MANAGEMENT  FEES

The CPM Properties were managed by Emeritus Corporation through various management agreements primarily based on a percentage of revenue between 5% and 7%. Fees paid to Emeritus Corporation were $2.1 million, $1.9 million, and $1.4 million for the years ended December 31, 2003, 2002, and 2001, respectively.

                          INDEX TO FINANCIAL STATEMENTS
                                 JEA PROPERTIES


                                                                                         Page
Report of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . .    12
Financial Statements:
Combined Balance Sheets at December 31, 2003, and 2002. . . . . . . . . . . . . . . . .    13
Combined Statements of Operations for the years ended December 31, 2003, 2002, and 2001    14
Combined Statements of Changes in Owners' Deficit
for the years ended December 31, 2003, 2002, and 2001 . . . . . . . . . . . . . . . . .    15
Combined Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001    16
Notes to Combined Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .    17

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The  Board  of  Directors
Emeritus  Corporation

We have audited the combined balance sheets of the JEA Properties as of December 31, 2003 and 2002, and the related combined statements of operations, changes in owners' deficit, and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the JEA Properties as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/KPMG  LLP

Seattle,  Washington
June  11,  2004


                                 JEA PROPERTIES
                             COMBINED BALANCE SHEETS
                                 (In thousands)
                                     ASSETS

                                                December 31,
                                            ------------------
                                              2003      2002
                                            --------  --------
Current Assets:
 Cash . . . . . . . . . . . . . . . . . .   $   363   $   132
 Trade accounts receivable, net. . . . . .       82       124
 Prepaid expenses and other current assets      777       875
                                            --------  --------
 Total current assets. . . . . . . . . . .    1,222     1,131
Property and equipment, net. . . . . . . .   25,698    26,950
Other assets, net. . . . . . . . . . . . .      768       902
                                            --------  --------
 Total assets. . . . . . . . . . . . . . .  $27,688   $28,983
                                            ========  ========

                      LIABILITIES AND OWNERS' DEFICIT

Current Liabilities:
  Overdraft. . . . . . . . . . . . . . . .  $     -   $    26
 Current portion of long-term debt . . . .    6,468       613
 Trade accounts payable. . . . . . . . . .      183       152
 Other current liabilities . . . . . . . .      754       814
                                            --------  --------
 Total current liabilities . . . . . . . .    7,405     1,605
Long-term debt, less current portion . . .   24,312    30,631
                                            --------  --------
 Total liabilities . . . . . . . . . . . .   31,717    32,236
Commitments and contingencies
Owners' deficit . . . . . . . . . . . . .    (4,029)   (3,253)
                                            --------  --------
 Total liabilities and owners' deficit. .   $27,688   $28,983
                                            ========  ========

            See accompanying notes to combined financial statements.



                                  JEA PROPERTIES
                        COMBINED STATEMENTS OF OPERATIONS
                                  (In thousands)

                                        Year Ended December 31,
                                     ----------------------------
                                       2003      2002      2001
                                     --------  --------  --------
Revenues:
  Community revenue . . . . . . . .  $18,371   $16,156   $14,105
                                     --------  --------  --------

Expenses:
  Community operations. . . . . . .   12,788    11,978    10,988
  Management fees  . . . . . . . ..    1,092       957       828
  Depreciation and amortization . .    1,435     1,454     1,408
                                     --------  --------  --------
          Total operating expenses.   15,315    14,389    13,224
                                     --------  --------  --------
          Income from operations. .    3,056     1,767       881

Other income (expense):
  Interest expense, net . . . . . .   (1,771)   (1,728)   (2,257)
  Other, net. . . . . . . . . . . .     (148)        -         -
                                     --------  --------  --------
          Net other expense . . . .   (1,919)   (1,728)   (2,257)
                                     --------  --------  --------

          Net income (loss) . . . .  $ 1,137   $    39   $(1,376)
                                     ========  ========  ========


            See accompanying notes to combined financial statements.



                        JEA PROPERTIES
        COMBINED STATEMENT OF CHANGES IN OWNERS' DEFICIT
                         (In thousands)


Balance, December 31, 2000  $  (847)
   Contributions . . . . .      825
   Distributions . . . . .     (655)
   Net loss. . . . . . . .   (1,376)
                            --------
Balance, December 31, 2001   (2,053)
   Contributions . . . . .      249
   Distributions . . . . .   (1,488)
   Net income. . . . . . .       39
                            --------
Balance, December 31, 2002   (3,253)
   Distributions . . . . .   (1,913)
   Net income. . . . . . .    1,137
                            --------
Balance, December 31, 2003  $(4,029)
                            ========

       See accompanying notes to combined financial statements.


                                                      JEA PROPERTIES
                                             COMBINED STATEMENT OF CASH FLOWS
                                                      (In thousands)
                                                                                               Year Ended December 31,
                                                                                            -----------------------------
                                                                                              2003      2002       2001
                                                                                            --------  ---------  --------
Cash flows from operating activities:
    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,137   $     39   $(1,376)
Adjustment to reconcile net income (loss)to net cash provided by (used in)
    operating activities:
    Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,435      1,454     1,408
Changes in operating assets and liabilities:
    Trade accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42        107      (153)
    Prepaid expenses and other current assets. . . . . . . . . . . . . . . . . . . . . . .       98       (373)     (177)
    Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (5)       (77)     (153)
    Trade accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30          9        10
    Accrued employee compensation and benefits . . . . . . . . . . . . . . . . . . . . . .        4        (11)        1
    Accrued interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (63)       (72)      (41)
    Accrued real estate taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (66)        99        29
    Other accrued liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39         62       126
                                                                                            --------  ---------  --------
    Net cash provided by (used in) operating activities. . . . . . . . . . . . . . . . . .    2,651      1,237      (326)
                                                                                            --------  ---------  --------

Cash used in investing activities:
    Acquisition of property and equipment. . . . . . . . . . . . . . . . . . . . . . . . .      (44)       (60)      (36)
                                                                                            --------  ---------  --------

Cash flow from financing activities:
    Loan costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        -       (553)     (119)
    Proceeds from long term borrowings . . . . . . . . . . . . . . . . . . . . . . . . . .        -     17,595       442
    Repayment of long-term borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . .     (463)   (17,034)     (243)
    Distributions to owners. . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .    (1,913)    (1,488)     (655)
    Contributions from owners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        -        249       825
                                                                                            --------  ---------  --------
    Net cash provided by (used in) financing activities . . . . . . . . . . . . . . . . .    (2,376)    (1,231)      250
                                                                                            --------  ---------  --------
    Net increase (decrease) in cash . . . . . . . . . . . . . . . . . . . . . . . . . . .       231        (54)     (112)
Cash at beginning of year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      132        186       298
                                                                                            --------  ---------  --------
Cash at end of year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   363   $    132   $   186
                                                                                            ========  =========  ========


             See accompanying notes to combined financial statements.

                                 JEA PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2002, AND 2001


(1)     DESCRIPTION  OF  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description  of  Business

The Combined financial statements consist of 9 assisted living properties owned by limited liability companies and limited partnerships under common control. The communities are included in the operations of Jerry Erwin and Associates
(JEA) beginning as of the dates below and were developed as indicated. For purposes of the combined financial statements, the communities are referred to as the "JEA Properties":

                                              JEA
                                          Operations
          Community            Location    Commenced
----------------------------  -----------  ---------
California
Austin Gardens . . . . . . .  Lodi              2000

Georgia
Heritage Hills . . . . . . .  Columbus          1999

Mississippi
Pine Meadows . . . . . . . .  Hattiesburg       1999

Texas
Creekside. . . . . . . . . .  Plano             1999
Oak Hollow . . . . . . . . .  Bedford           1999
Pinehurst. . . . . . . . . .  Tyler             1999
Stonebridge. . . . . . . . .  Dallas            2000
Desert Springs . . . . . . .  El Paso           2000
Quail Ridge  * . . . . . . .  Lubbock           1998

 Total Operating Communities            9

* The acquisition by Emeritus Corporation is expected to close in the third quarter of 2004

Basis  of  Presentation  and  Principles  of  Combination

The combined financial statements include the accounts of the JEA Properties. All significant inter-company balances and transactions are eliminated in combination. The combined financial statements are presented as if the JEA Properties had operated as an independent stand-alone entity.

Use  of  Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 JEA PROPERTIES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(CONTINUED)
                        DECEMBER 31, 2003, 2002, AND 2001

Revenue  Recognition

Operating revenue consists of resident fee revenue and other service fee revenue. Resident units are rented on a month-to-month basis and rent is recognized in the month the unit is occupied. Service fees paid by residents for assisted living and other related services are recognized in the period services are rendered.

Property  and  Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements, 15 to 40 years; furniture, equipment and vehicles, three to seven years; leasehold improvements, over the lease term.

The JEA Properties account for impairment of long-lived assets, which include property and equipment, in accordance with the provisions of Statement of Financial Accounting Standard No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed whenever a change in condition occurs which indicates that the carrying amount of assets may not be recoverable. Such changes include changes in the JEA Properties' business strategies and plans and deteriorating operating performance of individual communities. The JEA Properties use a variety of factors to assess the impairment of assets depending on their nature and use. Such assessments are primarily based upon the sum of expected future undiscounted net cash flows over the expected period the asset will be utilized, as well as market values and conditions. The computation of expected future undiscounted net cash flows can be complex and involves a number of subjective assumptions. Any changes in these factors or assumptions could impact the assessment of an asset and result in an impairment charge equal to the amount by which its carrying value exceeds its actual or estimated fair value.

Loan  Fees

Loan fees, which are included in other assets, are capitalized when incurred and amortized over the life of the loan using the effective yield method.

Community  Operations

Community operations expenses represent direct costs incurred to operate the communities and include costs such as resident activities, marketing, housekeeping, food service, payroll and benefits, facility maintenance, utilities, taxes, and licenses.

Income  Taxes

No provision for federal income taxes is included in the financial statements since such taxes, if any, are payable or recoverable by the owners.

 (2)     PROPERTY  AND  EQUIPMENT

Property  and  equipment consist of the following at December 31 (In thousands):




                                                  2003     2002
                                                 -------  -------
 Land and improvements. . . . . . . . . . . . .  $ 5,361  $ 5,361
 Building and improvements. . . . . . . . . . .   20,983   20,983
 Furniture, equipment, and vehicles . . . . . .    4,742    4,698
                                                 -------  -------
                                                  31,086   31,042
 Less accumulated depreciation and amortization    5,388    4,092
                                                 -------  -------
                                                 $25,698  $26,950
                                                 =======  =======

                                 JEA PROPERTIES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(CONTINUED)
                        DECEMBER 31, 2003, 2002, AND 2001

(3)     LONG-TERM  DEBT

Long-term  debt  consists  of  the  following  at  December  31, (In thousands):

                                                                                                               2003     2002
                                                                                                              -------  -------
Note payable matures on November 26, 2007, with the interest rate being the greater of prime +.0.25% or
5.75% (5.75% as of December 31, 2003 and 2002).   Interest only payments are due through December 26,
2005, at which time principal and interest payments become due based on 300-month amortization period.  Note is guaranteed by two individuals and is secured by the underlying facility.. . . . . . . . . .  $ 4,160  $ 4,160

Note payable matures on September 19, 2007, with the interest rate being the greater of prime +0.25% or
6.0% (6.0% as of December 31, 2003 and 2002).  Interest only payments are due through October 19, 2004, at which time principal and interest payments become due based on 300-month amortization period.  Note
is guaranteed by two individuals and is secured by the underlying facility.. . . . . . . . . . . . . . . . .    3,100    3,100

Note payable matures on September 19, 2007, with the interest rate being the greater of prime +0.25% or
6.0% (6.0% as of December 31, 2003 and 2002).  Interest only payments are due through October 19, 2005, at which time principal and interest payments become due based on 300-month amortization period.  Note
is guaranteed by two individuals and is secured by the underlying facility.. . . . . . . . . . . . . . . . .    3,100    3,100

Note payable matures on September 19, 2007, with the interest rate being the greater of prime +0.25% or
6.0% (6.0% as of December 31, 2003 and 2002).  Interest only payments are due through October 19, 2004, at which time principal and interest payments become due based on 300-month amortization period.  Note
is guaranteed by two individuals and is secured by the underlying facility.. . . . . . . . . . . . . . . . .    3,350    3,350

Note payable matures on September 19, 2007, with the interest rate being the greater of prime +0.25% or
6.0% (6.0% as of December 31, 2003 and 2002).  Interest only payments are due through October 19, 2004, at which time principal and interest payments become due based on 300-month amortization period.  Note
is guaranteed by two individuals and is secured by the underlying facility.. . . . . . . . . . . . . . . . .    3,750    3,750

Note payable matures on November 15, 2005, with the interest rate being 30-day LIBOR +2.5% (3.62% and
3.88% as of December 31,2003 and 2002, respectively).  Principal and interest payments are due based on a 25-year amortization period.  The loan is guaranteed by three individuals and is secured by the
underlying facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,230    3,377

Note payable matures on July 8, 2004, with the interest rate being 30-day LIBOR +2.5% (3.62% and
3.88% as of December 31,2003 and 2002, respectively).  Principal and interest payments are due based on a 25-year amortization period.  The loan is guaranteed by three individuals and is secured by the
underlying facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3,217    3,320

Note payable matures on August 10, 2004, with the interest rate being 30-day LIBOR +2.5% (3.62% and
3.88% as of December 31,2003 and 2002, respectively).  Principal and interest payments are due based
on a 25-year amortization period.  The loan is guaranteed by three individuals and is secured by the . . . .    2,877    2,962
underlying facility.

Note payable matures on April 19, 2010, with the interest rate being 8.55%.  Principal and interest payments
are due monthly based on a 360-month amortization period.  The note is secured by the underlying facility. .    3,996    4,030

Other loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        -       95
                                                                                                              -------  -------
                                                                                                               30,780   31,244
Less current portion of long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,468      613
                                                                                                              -------  -------
                                                                                                              $24,312  $30,631
                                                                                                              =======  =======

                                 JEA PROPERTIES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(CONTINUED)
                        DECEMBER 31, 2003, 2002, AND 2001


Principal maturities of long-term debt at December 31, 2003, are as follows (In thousands):




2004 . . .  $ 6,468
2005 . . .    3,684
2006 . . .      835
2007 . . .   16,343
2008 . . .      137
Thereafter    3,313
            -------
Total. . .  $30,780
            =======


(4)  COMMITMENTS  AND  CONTINGENCIES

The JEA Properties are involved in legal proceedings, claims, and litigation arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material effect on the JEA Properties' combined results of operation, financial position, or cash flows.

(5)  MANAGEMENT  FEES

The JEA Properties were managed by JEA through various management agreements primarily based on 6% of revenue. Fees paid to JEA were $1.1 million, $957,000, and $828,000 for the years ended December 31, 2003, 2002, and 2001, respectively.

ITEM  7B


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

CPM-JEA  TRANSACTION

Emeritus Corporation (the "Company") expects to acquire through operating leases up to 22 assisted living facilities (the "Properties") in 13 states. The Company acquired 17 facilities in April and an additional facility in June of 2004. The Company plans to close on an additional four facilities in the third quarter. For purposes of the unaudited pro forma consolidated financial statements, the Company has included a total of 21 facilities.

Of the 17 facilities that closed in April 2004, one was already leased by the Company as a part of its consolidated operations and accordingly is not included in the unaudited pro forma consolidated financial statements. This leased facility was previously owned by an LLC controlled by Daniel R. Baty, the Company's Chairman and Chief Executive Officer, and leased by the Company. In connection with the April 2004 transaction, the facility was sold to Nationwide Health Properties, Inc. ("NHP") and the Company entered into a new master lease agreement for the abovementioned Properties with the new owner on substantially similar terms.

The following unaudited pro forma consolidated balance sheet of Emeritus Corporation at December 31, 2003, gives effect to the acquisitions as if they occurred as of that date. The following unaudited pro forma consolidated statements of operations of Emeritus Corporation for the year ended December 31, 2003, gives effect to the acquisitions as if they occurred as of January 1, 2003.

The unaudited pro forma consolidated financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of the Company and the CPM and JEA Properties. For the Company, those financial statements are included in Emeritus Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. For the CPM and JEA Properties, those financial statements are filed herewith. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of the Company that would have occurred had the acquisitions been consummated as of the dates indicated. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the future financial condition or operating results of the Company.


                                                    EMERITUS CORPORATION
                                       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                      December 31, 2003
                                                       (In thousands)

                                                           ASSETS


                                                                                         Pro Forma                Emeritus
                                                        Emeritus     CPM       JEA      Adjustments               Pro Forma
                                                       ----------  --------  --------  -------------             -----------
Current Assets:
 Cash and cash equivalents. . . . . . . . . . . . . .  $   6,368   $ 1,175   $   363   $     (3,597)      (a,b)  $    4,309
 Trade accounts receivable, net . . . . . . . . . . .      2,769       352        82           (434)        (a)       2,769
 Other receivables. . . . . . . . . . . . . . . . . .      1,961        33         -            (33)        (a)       1,961
 Prepaid expenses and other current assets. . . . . .      6,663     1,185       777         (1,962)        (a)       6,663
                                                       ----------  --------  --------  -------------             -----------
 Total current assets . . . . . . . . . . . . . . . .     17,761     2,745     1,222         (6,026)                 15,702
                                                       ----------  --------  --------  -------------             -----------
Long-term investments . . . . . . . . . . . . . . . .      7,678         -         -              -                   7,678
Property and equipment, net . . . . . . . . . . . . .    117,546    80,492    25,698       (106,190)        (a)     117,546
Property held for development . . . . . . . . . . . .      1,254         -         -              -                   1,254
Notes receivable from and investments in affiliates .      2,409         -         -              -                   2,409
Restricted deposits . . . . . . . . . . . . . . . . .      7,306         -         -              -                   7,306
Lease acquisition costs, net. . . . . . . . . . . . .     19,052         -         -          4,059         (b)      23,111
Other assets, net . . . . . . . . . . . . . . . . . .      5,581     1,748       768         (2,516)        (a)       5,581
                                                       ----------  --------  --------  -------------             -----------
 Total assets . . . . . . . . . . . . . . . . . . . .  $ 178,587   $84,985   $27,688   $   (110,673)             $  180,587
                                                       ==========  ========  ========  =============             ===========

                                      LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

Current Liabilities:
 Current portion of long-term debt. . . . . . . . . .  $   4,750   $14,763   $ 6,468   $    (21,231)        (a)  $    4,750
 Trade accounts payable . . . . . . . . . . . . . . .      6,774       607       183           (790)        (a)       6,774
 Accrued employee compensation and benefits . . . . .      5,885       594         -           (594)        (a)       5,885
 Accrued interest . . . . . . . . . . . . . . . . . .      1,888       480         -           (480)        (a)       1,888
 Accrued real estate taxes. . . . . . . . . . . . . .      2,702       507         -           (507)        (a)       2,702
 Accrued dividends on preferred stock . . . . . . . .      8,228         -         -              -                   8,228
 Other accrued expenses . . . . . . . . . . . . . . .      7,941       289         -           (289)        (a)       7,941
 Deferred revenue . . . . . . . . . . . . . . . . . .      6,075         -         -              -                   6,075
 Other current liabilities. . . . . . . . . . . . . .      6,879     2,187       754         (2,941)        (a)       6,879
                                                       ----------  --------  --------  -------------             -----------
 Total current liabilities. . . . . . . . . . . . . .     51,122    19,427     7,405        (26,832)                 51,122
                                                       ----------  --------  --------  -------------             -----------
Long-term debt, less current portion. . . . . . . . .    136,388    69,749    24,312        (92,061)      (a,b)     138,388
Convertible debentures. . . . . . . . . . . . . . . .     32,000         -         -              -                  32,000
Deferred gain on sale of communities. . . . . . . . .     37,389         -         -              -                  37,389
Deferred rent . . . . . . . . . . . . . . . . . . . .        263         -         -              -                     263
Other long-term liabilities . . . . . . . . . . . . .        519         3         -             (3)        (a)         519
                                                       ----------  --------  --------  -------------             -----------
 Total liabilities. . . . . . . . . . . . . . . . . .    257,681    89,179    31,717       (118,896)                259,681
                                                       ----------  --------  --------  -------------             -----------
Commitments and contingencies
Shareholders' Deficit:
Preferred stock . . . . . . . . . . . . . . . . . . .          -         -         -              -                       -
Common stock. . . . . . . . . . . . . . . . . . . . .          1         -         -              -                       1
Additional paid-in capital. . . . . . . . . . . . . .     71,703         -         -              -                  71,703
Accumulated deficit . . . . . . . . . . . . . . . . .   (150,798)   (4,194)   (4,029)         8,223         (a)    (150,798)
                                                       ----------  --------  --------  -------------             -----------
 Total shareholders' equity/(deficit) . . . . . . . .    (79,094)   (4,194)   (4,029)         8,223                 (79,094)
                                                       ----------  --------  --------  -------------             -----------
 Total liabilities and shareholders' equity/(deficit)  $ 178,587   $84,985   $27,688   $   (110,673)              $ 180,587
                                                       ==========  ========  ========  =============               =========

                  See  accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements



                                                   EMERITUS CORPORATION
                                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (In thousands, except per share data)
                                                Year Ended December 31, 2003


                                                                                          Pro Forma            Emeritus
                                                      Emeritus      CPM        JEA       Adjustments           Pro Forma
                                                     -----------  --------  ----------  -------------         -----------
Revenues:
  Community revenue . . . . . . . . . . . . . . . .  $  191,979   $34,180   $  18,371   $          -          $  244,530
  Other service fees. . . . . . . . . . . . . . . .       4,435       592           -              -               5,027
  Management fees . . . . . . . . . . . . . . . . .      10,243         -           -         (2,149)   (c)        8,094
                                                     -----------  --------  ----------  -------------         -----------
          Total operating revenues. . . . . . . . .     206,657    34,772      18,371         (2,149)            257,651
                                                     -----------  --------  ----------  -------------         -----------

Expenses:
  Community operations. . . . . . . . . . . . . . .     127,290    20,211      12,788              -             160,289
  General and administrative. . . . . . . . . . . .      24,041     2,149       1,092         (2,328)    (c)      24,954
  Depreciation and amortization . . . . . . . . . .       7,336     2,785       1,435         (3,949)  (d,e)       7,607
  Facility lease expense. . . . . . . . . . . . . .      41,043         -           -         12,696     (f)      53,739
                                                     -----------  --------  ----------  -------------         -----------
          Total operating expenses. . . . . . . . .     199,710    25,145      15,315          6,419             246,589
                                                     -----------  --------  ----------  -------------         -----------
          Income (loss) from operations . . . . . .       6,947     9,627       3,056         (8,568)             11,062

Other income (expense):
  Interest income . . . . . . . . . . . . . . . . .         666         6           -             (6)    (g)         666
  Interest expense. . . . . . . . . . . . . . . . .     (13,144)   (5,940)     (1,771)         7,466     (h)     (13,389)
  Other, net. . . . . . . . . . . . . . . . . . . .       2,124      (686)       (148)             -               1,290
                                                     -----------  --------  ----------  -------------         -----------
          Net other income (expense). . . . . . . .     (10,354)   (6,620)     (1,919)         7,460             (11,433)
                                                     -----------  --------  ----------  -------------         -----------

          Net income (loss) before income taxes . .      (3,407)    3,007       1,137         (1,108)               (371)
          Provision for income taxes. . . . . . . .        (418)        -           -              -                (418)
                                                     -----------  --------  ----------  -------------         -----------
          Net income (loss) . . . . . . . . . . . .      (3,825)    3,007       1,137         (1,108)               (789)
Preferred stock dividends . . . . . . . . . . . . .      (6,238)        -           -              -              (6,238)
Gain on repurchase of Series A preferred stock. . .      14,523         -           -              -              14,523
                                                     -----------  --------  ----------  -------------         -----------
          Net income (loss) to common shareholders.  $    4,460   $ 3,007   $   1,137   $     (1,108)         $    7,496
                                                     ===========  ========  ==========  =============         ===========

Income (loss) per common share:
    Basic . . . . . . . . . . . . . . . . . . . . .  $     0.43                                                  $  0.73
                                                     ===========                                                 ========

    Diluted . . . . . . . . . . . . . . . . . . . .  $     0.39                                                  $  0.65
                                                     ===========                                                 ========

Weighted average common shares outstanding:
    Basic . . . . . . . . . . . . . . . . . . . . .      10,255                                                   10,255
                                                     ===========                                                 ========

    Diluted . . . . . . . . . . . . . . . . . . . .      11,521                                                   11,521
                                                     ===========                                                 ========

                      See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

                              EMERITUS CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)     BACKGROUND  AND  BASIS  OF  PRESENTATION

(a)  BACKGROUND

On April 1, 2004, the Company completed the first stage of its previously announced proposed lease acquisition of up to 24 assisted living facilities in 13 states, including up to 10 stand-alone dementia care facilities, for an approximate $187 million investment financed by a real estate investment trust. The real estate investment trust purchased or will purchase the facilities and will lease them to the Company under a master operating lease agreement. Fourteen of the communities, of which the Company managed 13 in 2003, were owned by partnerships and limited liability companies ("LLC") that Daniel R. Baty, the Company's Chairman and Chief Executive Officer, controls and in which he has financial interests ("Baty Entities"). The completed first stage involved 17 of the 24 senior housing and long-term care properties for a total investment of about $136 million. Of the 17 communities that closed on April 1, 2004, nine communities were previously managed in 2003 and were controlled by the Baty Entities, and eight are stand-alone dementia care facilities which were owned by entities in which Mr. Baty has financial interests in, but does not control. On June 1, 2004, the Company acquired an additional facility that it had previously managed bringing the total to 18 facilities. Management currently expects to close up to 22 of 24 facilities. Of the remaining balance of the transaction, at least $37.2 million, representing four facilities, is expected to close during the third quarter of 2004, subject to customary closing conditions.

The facilities are under a master lease with a 15-year term, with three 5-year renewal options. The initial lease rate is 9% with consumer price index based inflators. The initial annual lease payment is expected to be approximately $12.7 million.

The Properties' financial statements are presented for the purposes of Complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses.

(b)  BASIS  OF  PRESENTATION

The CPM and JEA Properties were acquired by the Company through leases, effective April 1, 2004, for the first 17 facilities; and on June 1, 2004, for the 18th facility; and four buildings are expected to close in the third quarter of 2004. For purposes of the unaudited pro forma consolidated financial information, the Company has included a total of 21 facilities. Of the 17 facilities that closed in April 2004, one was already leased by the Company and included in its consolidated operations. This leased facility was previously owned by an LLC controlled by Daniel R. Baty, the Company's Chairman and Chief Executive Officer, and leased by the Company. In connection with this transaction, the facility was sold to the real estate investment trust and the Company entered into a new master lease agreement with the new owner. The pro forma results of operations for the year ended December 31, 2003, are not necessarily indicative of the operating results to be expected for the full year or any other period. These pro forma financial statements should be read in conjunction with the combined financial statements and notes included in the audited financial statements of the CPM and JEA Properties for the year ended December 31, 2003, filed herewith and the Company's audited consolidated financial statement included in the annual report on Form 10-K filed March 30, 2004.

                              EMERITUS CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS-CONT.


(2)     Pro  Forma  Adjustments

          a) To remove all assets, liabilities and net accumulated deficit of the CPM and the JEA Properties since Emeritus acquired the Properties through operating lease agreements.

          b) To record lease acquisition costs of approximately $4.1 million incurred in the acquisition, of which approximately $2.0 million was financed through long-term debt. In addition, there is a contingent earnout related to the JEA properties of $2.0 million, which is not reflected in the unaudited pro forma consolidated financial statements.

          c) To eliminate management fees charged to the CPM Properties, which were managed by Emeritus and also included in management fee revenue, of approximately $2.1 million, and to reduce historical management fees, which will continue, for the JEA Properties by approximately $179,000 for a total adjustment of $2.3 million for the twelve months ended December 31, 2003. Emeritus is not hiring any additional administrative staff to operate the CPM Properties and will no longer receive management fees. Management fees charged to the JEA Properties are expected to decrease approximately $179,000 although JEA will continue to manage the portfolio.

          d) To amortize twelve months of lease acquisition cost of approximately $271,000 for the year ended December 31, 2003.

          e) To eliminate depreciation and amortization on the CPM and JEA Properties as Emeritus acquired the buildings through operating lease agreements.

          f) To record facility lease expense of approximately $12.7 million for the year ended December 31, 2003.

          g) To eliminate interest income on cash that was not assumed by Emeritus.

          h) To eliminate interest expense on debt that was not assumed by Emeritus and to add interest expense in the amount of approximately $245,000 for the $2.0 million of lease acquisition costs financed by debt at 12.25% interest.

                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
                                                     EMERITUS  CORPORATION

                                           By:     /s/  Raymond  R.  Brandstrom
                                                   ----------------------------
                                                   Raymond  R.  Brandstrom
                                                   Vice  President  of  Finance,
                                                   Chief  Financial  Officer,
                                                   and  Secretary


Dated:  June  15,  2004